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                                                                   EXHIBIT 5(a)
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
[VALIC LOGO   THE VARIABLE ANNUITY LIFE                                                         PERIODIC FLEXIBLE PAYMENT
APPEARS HERE] INSURANCE COMPANY                                                                 APPLICATION FORM
              P.O. Box 3206 Houston, Texas 77253-3206 (Please print all information.)
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APPLICATION FOR:  / / Group Fixed Annuity           / / Individual Fixed Annuity              / / NQDA
  (CHECK ONE)     / / Group Fixed/Variable Annuity  / / Individual Fixed/Variable Annuity     / / Other  (Check one)
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1. APPLICANT/ANNUITANT PERSONAL DATA:
   Complete One: (1) Social Security No.___________________ or (2) Tax ID No.___________________ or (3) Generated ID_______________
                                                                                                         (Mr., Mrs., Ms.,)
   Name: _____________________________________________________________ Title: __________________________ (Miss, Dr., etc.)
                    Last                First                   MI
                                         / / M - Male                       / / M - Married
   Birthdate: _____ / _____ / _____ Sex: / / F - Female     Marital Status: / / S - Single   Group/Plan Name: _____________________
                M       D       Y
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2. APPLICANT/ANNUITANT ADDRESS DATA:
   Residence Address: _____________________________________________________________________________________________________________
                          Street                                   City                    State                     Zip
   Mailing Address:   _____________________________________________________________________________________________________________
                          Street                                   City                    State                     Zip
   Home Phone No.:    _______________________________________      Work Phone No.: ________________________________________________
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3. EMPLOYER:  Group No.: __________________________  Employee No.: __________________________     Are contributions to deferred
   Employment Date: ___/___/___  Months of Service: _______________ Annual Salary: _____________  compensation or SEP plans excluded from this annual salary?
   For TSA Plans Only: (1) Amount of prior TSA Contributions: _______________________
                       (2) Option Selected / /A / /B / /C                                         / / Yes        / / No
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4. OWNER: (NQDA) Only if other than applicant.                               Telephone:
   Name: _______________________________________ Birthdate: ________________ Residence: ________________   Office: ________________
   Address: ________________________________________________________________ Social Security No. or Tax ID: _______________________
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5. BENEFICIARY: (Note-if Group subject to ERISA, Beneficiary must be spouse unless waived by spouse in writing on Election Consent
                Form)
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   PRIMARY BENEFICIARY         DATE OF BIRTH    / / CONTINGENT BENEFICIARY UNLESS OTHERWISE CHECKED AS PRIMARY        DATE OF BIRTH

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   RELATIONSHIP             SOCIAL SECURITY NUMBER                       RELATIONSHIP                        SOCIAL SECURITY NUMBER

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   ADDRESS (INCLUDING ZIP CODE)                                          ADDRESS (INCLUDING ZIP CODE)

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6. ADMINISTRATIVE DATA:
   Group No.: ________________________ Plan No.: ____________________ Subgroup No.: __________________ Plan Type: _________________
                                                                                        *If not filled in, the Annuity Date will be
   Product Series 2898 _________________ Expected Annuity Date:* ___/___/___            the maximum allowed by the contract
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7. CONTRIBUTION DATA:    Contribution Source ______________ 1=EE Vol.  2=EE Mand.  3=ER Basic  4=ER Supp.  5=IND. Vol.

                 Amount/Pay           No. of Pays              Annual Amount     % of Salary     Begin Date
   Periodic    ________________  X  _______________  =  ________________________ ____________  ____/____/____ (M/D/Y)
   Single Sum  ________________  X  _______________  =  ________________________ ____________  ____/____/____ (M/D/Y)
   Initial Flexible Payment Amount: $ ___________________          P/R Exclude Periods ______  ____ ____ ____ ____
   Is there an expected Capital Transfer Rollover?  / / No  / / Yes        If Yes, complete capital transfer rollover form VA 4300
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8. REPRESENTATIVE OF RECORD: No. ____________ Issue State (Abv): ___________ Region Code: __________ Branch Code: __________
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9. CONTRIBUTION ALLOCATION: GUP/GTSVA--             ____________%   +   ____________%   =   100%
                                                       FIXED              VARIABLE
   UIT*--  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  _____  =   100%
            (1)    (2)    (3)    (4)    (5)    (6)    (7)    (8)    (9)    (10)   (11)   (12)   (13)   (14)
*Fund/Vehicle/Subaccount information on reverse side.
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10.REPLACEMENT: Is this a replacement of an existing annuity or life insurance contract?   / / YES  / / NO
                If yes, complete the following:

               INSURED'S NAME                        POLICY NO(S)                      INSURER'S (COMPANY) NAME

____________________________________________   _______________________   __________________________________________________________
____________________________________________   _______________________   __________________________________________________________
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                                                APPLICANT AFFIRMATIONS & STATEMENTS
   ALL ANNUITIES:
   This application is subject to acceptance by the Company at its Home Office. Proof of age must be furnished before Annuity
   Payments begin.
   ALL FIXED/VARIABLE ANNUITIES (COMBINATION CONTRACTS):
   A current prospectus for the Company's Separate Account was provided with this application. Also, a prospectus was provided for each Fund receiving purchase payments. The prospectus for the Separate Account gives sales expenses and other data. ANNUITY
   PAYMENTS OR SURRENDER VALUES ARE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.
   THEY ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.   / / Check if you currently own or participate in another VALIC Annuity Contract.

   _________________________________________________________ Dated at ____________________, date __________________, 19__.
                  ANNUITANT'S SIGNATURE
   _________________________________________________________ Dated at ____________________, date __________________, 19__.
         OWNER'S SIGNATURE (IF OTHER THAN ANNUITANT)
   As representative I  / / do  / / do not  have reason to believe that replacement of existing life insurance or annuity may be involved.
   ______________________________________________     __________________________________   ____________________   _______________
        REPRESENTATIVE'S NAME (PLEASE PRINT)                 MANAGER'S SIGNATURE                   DATE                 W/E
   ______________________________________________
             REPRESENTATIVES SIGNATURE                                         ACCOUNT NO.:______________________________________
   VA 2898-1 REV 792
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                            INFORMATION/INSTRUCTIONS

PLAN TYPE/PRODUCT SERIES CHARTS
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           Plan Type                                   Code
           ---------                                  -----
403(b) Tax Sheltered Annuity............................TSA
457 Qualified Deferred Compensation.....................QDC
Nonqualified Deferred Compensation.....................NQDC
Texas Optional Retirement Plan........................TXORP
Arizona Optional Retirement Plan......................AZORP
Arkansas Alternate Retirement Plan.....................AARP
Individual Retirement Annuity...........................IRA
Simplified Employee Pension.............................SEP
Spousal IRA............................................SIRA
Rollover IRA...........................................RIRA
Terminal Funding.........................................TF
Nonqualified Deferred Annuity..........................NQDA
403(b) Employer Retirement Plan.......................PNTSA
401(a) or 403(a) Employer Retirement Plan...............PEN
401(k) Cash or Deferred Plan.........................401(k)
401(a) or 403(a) Self-Employed Retirement Plan........HR-10

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                                                Product Series                              Available Plan Types
Product Series                                      Code                                  (Codes--See Chart above)
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
Individual Fixed Annuity (V-Plan).............       IFA-582     ...............TSA, IRA, SEP, SIRA, RIRA, TF, NQDA
Group Fixed Annuity (V-Plan)..................       GFA-582     ...............TSA (only if Group has withdrawal restrictions or vesting), QDC, NQDC, TXORP, AZORP, AARP,
                                                                                PNTSA, PEN, 401K, HR-10
Individual Unit Investment Trust Annuity
  (Independence Plus).........................       UIT-585     ...............TSA, RA, SEP, SIRA, RIRA, TF, NQDA
Group Unit Investment Trust Annuity
  (Independence Plus).........................      UITG-585     ...............TSA, QDC, NQDC, TXORP, AZORP, AARP, TF, PNTSA,
                                                                                401(k), PEN, HR-10
Group Unit Purchase Fixed/Variable Annuity
  (GUP).......................................      GUP64/74     ...............TSA, QDC, NQDC, TXORP, AZORP, AARP, PNTSA,
                                                                                PEN, HR-10
Individual Unit Investment Trust Annuity
  (Impact)....................................       UIT-981     ...............TSA, QDC, TXORP, AZORP, AARP, SEP, IRA, SIRA,
                                                                                RIRA, TF, NQDC
Group Tax Sheltered Fixed/Variable Annuity....        GTSVA      ...............TSA, QDC, NQDC, TXORP, AZORP, AARP, PNTSA, PEN
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ANNUITY DATE

          GENERAL (APPLICABLE TO ALL PLAN TYPES EXCEPT NQDA AND NQDC)

The Annuity Date may be the first day of any month after the Annuitant attains age 59 1/2, but not later than April 1 of the calendar year following the calendar year in which the Annuitant attains age 70 1/2. (CAUTION: the election of an Annuity Date or any withdrawal prior to the Annuitant's attaining age
59 1/2 may result in penalty taxes under Federal or state tax laws.) In the absence of an election by the Annuitant, the Annuity Date shall be the first day of the month in which the Annuitant attains age 70 1/2.

                   SPECIAL RULES FOR NQDA AND NQDC PLAN TYPES

When the Contract is used as an NQDA, the Annuity Date may be the first day of any month following the Annuitant's 50th birthday, but may not be later than the Annuitant's 85th birthday. In the absence of an election by the Annuitant, the Annuity Date shall be the first day of the month in which the Annuitant attains age 85.

The Annuitant should refer to the NQDC Plan Document for the required beginning date for annuity payments.

               SPECIAL RULES FOR CERTAIN EXCHANGED TDA PLAN TYPES

When the Contract is used for a Transfer of pre-1987 TSA account balances, the Annuity Date applicable to those pre-1987 amounts may be the first day of any month following the Annuitant's 50th birthday, but may not be later than the Annuitant's 75th birthday. In the absence of an election by the Annuitant, the Annuity Date shall be the first day of the month in which the Annuitant attains age 75. Amounts of pre-1987 TDA money must be specified on the Capital Transfer/Rollover Form (VA 4300).

NAMING YOUR BENEFICIARY

A beneficiary should always be designated. Beneficiary categories are:

PRIMARY BENEFICIARY--

        One who receives the benefits when the Annuitant dies before an annuity income is received.

CONTINGENT BENEFICIARY--

        One who receives the benefits if the primary beneficiary dies before the Annuitant dies and before the Annuitant receives an annuity income.

Beneficiaries can be an INDIVIDUAL, an INSTITUTION, your ESTATE, or a TRUSTEE.

BENEFICIARY DESIGNATIONS (PRIMARY AND/OR CONTINGENT)

INDIVIDUAL as beneficiary:

        Jane A. Doe

INSTITUTION as beneficiary (Full legal name and address should be stated; also state whether the institution is a corporation):

        The Evergreen Company, a Texas Corporation

ESTATE as beneficiary (Names of executors or administrators should not be stated):

        My executors or administrators

TRUSTEE as beneficiary (Named inter vivos [living] trust agreement):

XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982.

PURCHASE PAYMENTS

When the contract applied for is to be used as a periodic payment (salary reduction or deduction) type plan, please indicate the "from/to" dates for the Exclude Periods, when applicable.

CONTRIBUTION ALLOCATION

                      APPLICABLE TO: UITG-585 AND UIT-585

Purchase payments may be allocated to the Fixed Subaccounts and/or Variable Subaccounts. Twelve subaccounts are currently available. Purchase Payments may be allocated among as many as seven subaccounts. The following indicates the current Purchase Payment allocation choices corresponding to Item 9 of the application form:

        ( 1) Subaccount  1 -- Fixed Account Plus
        ( 2) Subaccount  2 -- Fixed Account
        ( 3) Subaccount  3 -- (Unused at this time)
        ( 4) Subaccount  4 -- MidCap Index Fund
        ( 5) Subaccount  5 -- Timed Opportunity Fund
        ( 6) Subaccount  6 -- Money Market Fund
        ( 7) Subaccount  7 -- Capital Conservation Fund
        ( 8) Subaccount  8 -- Government Securities Fund
        ( 9) Subaccount  9 -- (Unused at this time)
        (10) Subaccount 10 -- Stock Index Fund
        (11) Subaccount 11 -- International Equities Fund
        (12) Subaccount 12 -- Social Awareness Fund
        (13) Subaccount 13 -- International Government Bond Fund
        (14) Subaccount 14 -- Small Cap Index Fund

                             APPLICABLE TO: UIT-981

Purchase Payments may be allocated to the Fixed (General) Account, and/or Separate Account Investment Vehicles. Only five Separate Account Investment Vehicles (Mutual Funds) are currently available. Purchase Payments may not be allocated to more than three Investment Vehicles of the Separate Account, or to two Investment Vehicles of the Separate Account and the Fixed (General) Account, at any one time. The following indicates the current purchase payment allocation choices corresponding to Item 9 of the application form:

(1) Vehicle 1 -- Capital Conservation Fund
(2) Vehicle 2 -- Money Market Fund
(3) Vehicle 3 -- Stock Index Fund
(4) Vehicle 4 -- Midcap Index Fund
(5) Vehicle 5 -- Timed Opportunity Fund
(6) Fixed (General Account)

NOTE: Vehicles 7-14 are reserved for future use.

                       APPLICABLE TO: GUP 64/74 OR GTSVA

Purchase Payments may be allocated to the Fixed Account, to the Variable Account, or in any combination (whole percentages) of the two. An Annuitant may change the allocation for future Purchase Payments and/or transfer accumulated values between the fixed and variable accounts at any time prior to the Annuity Date.